Exhibit 99.2

Hillenbrand Hosts 2017 Investor Day

BATESVILLE, Ind., Dec. 12, 2017 —/PRNewswire/ —Hillenbrand, Inc. (NYSE: HI) will hold its investor day today in New York City, with presentations given by Joe Raver, President and Chief Executive Officer, Kristina Cerniglia, Senior Vice President and Chief Financial Officer, and other senior executives. Management will present its growth strategy and provide an in-depth review of its Batesville and Process Equipment Group segments and the Hillenbrand Operating Model. In addition, the company is introducing fiscal 2020 financial targets and will reaffirm its 2018 guidance.

“We look forward to sharing more with the investor community about the progress we have made in transforming Hillenbrand to a global diversified industrial company,” said Joe Raver. “We have expanded our portfolio and leveraged the Hillenbrand Operating Model to achieve sustainable margin expansion. Our journey continues as we focus on building platforms to develop scale and enhance leadership positions to drive profitable growth through the execution of our strategy.”

Introduces 2020 Financial Targets

Hillenbrand is introducing fiscal 2020 financial targets, specifically:

•                  Organic Revenue Growth: 2% to 4% CAGR

•                  Process Equipment Group: Up  4% to 6% CAGR

•                  Batesville: Down 1% to 3% CAGR

•                  Process Equipment Group Adjusted EBITDA Margin: + 250 bps

•                  Adjusted EPS: Double digit CAGR(1)

Reaffirms Fiscal 2018 Guidance

The Company is also reaffirming its 2018 guidance:

•                  Organic Revenue Growth: 2% to 4%

•                  Process Equipment Group: Up 5% to 7%

•                  Batesville: Down 1% to 3%

•                  GAAP EPS: $2.11 to $2.23

•                  Adjusted EPS: $2.16 to $2.28

(1)  5-7% excluding acquisitions

“We believe we will achieve our vision of being a world-class global industrial company by investing in targeted areas close to our core businesses both organically and through strategic acquisitions,” said Kristina Cerniglia. “As we continue to execute our strategy, we are confident in our ability to achieve our long-term profitable growth targets.”

Event Webcast Details

The presentation will begin at 9:00 a.m. (ET) and is expected to conclude at approximately 12:15 p.m. The public may access the event through a live webcast available on the Investor Relations section of Hillenbrand’s website. The conference is also available by dialing the following numbers:

Webcast link: https://www.webcaster4.com/Webcast/Page/359/23760 (archived through Tuesday, February 27, 2018)

Conference Call Information (Audio only)

Date/Time: 9:00 a.m. ET, Tuesday, December 12, 2017

Dial-In for U.S. and Canada: 1-669-900-6833

Dial-In for International: +1-646-558-8656

Conference call ID number: 214 991 793

Throughout this release, we make a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. As the words imply, forward-looking statements are statements about the future, as contrasted with historical information. Our forward-looking statements are based on assumptions and current expectations of future events that we believe are reasonable, but by their very nature they are subject to a wide range of risks. If our assumptions prove inaccurate or unknown risks and uncertainties materialize, actual results could vary materially from Hillenbrand’s expectations and projections.

Words that could indicate that we are making forward-looking statements include the following:

intend	believe	plan	expect	may	goal	would
become	pursue	estimate	will	forecast	continue	could
targets	encourage	promise	improve	progress	potential	should

This is not an exhaustive list. Our intent is to provide examples of how readers might identify forward-looking statements. The absence of any of these words, however, does not mean that the statement is not forward-looking.

Here is the key point: Forward-looking statements are not guarantees of future performance, and our actual results could differ materially from those set forth in any forward-looking statements. Any number of factors, many of which are beyond our control, could cause our performance to differ significantly from what is described in the forward-looking statements. These factors include, but are not limited to: the outcome of any legal proceedings that may be instituted against Hillenbrand, or any companies we may acquire; risks that an acquisition disrupts current operations or poses potential difficulties in employee retention or otherwise affects financial or operating results; the ability to recognize the benefits of an acquisition, including potential synergies and cost savings or the failure of an acquired company to achieve its plans and objectives generally; global market and economic conditions, including those related to the credit markets; volatility of our investment portfolio; adverse foreign currency fluctuations; involvement in claims, lawsuits and governmental proceedings related to operations; labor disruptions; the dependence of our business units on relationships with several large providers; increased costs or unavailability of raw materials; continued fluctuations in mortality rates and increased cremations; competition from nontraditional sources in the death care industry; cyclical demand for industrial capital goods; certain tax-related matters; and

changes to legislation, regulation, treaties or government policy resulting from the current political environment.  For a more in-depth discussion of these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in Part I, Item 1A of Hillenbrand’s Form 10-K for the year ended September 30, 2017. The company assumes no obligation to update or revise any forward-looking information.

About Hillenbrand
Hillenbrand (www.hillenbrand.com) is a global diversified industrial company with multiple market-leading brands that serve a wide variety of industries across the globe. We pursue profitable growth and robust cash generation in order to drive increased value for our shareholders. Hillenbrand’s portfolio is composed of two business segments: the Process Equipment Group and Batesville.  The Process Equipment Group businesses design, develop, manufacture and service highly engineered industrial equipment around the world. Batesville is a recognized leader in the North American death care industry. Hillenbrand is publicly traded on the NYSE under “HI”.

CONTACT

Chris Gordon, Director, Investor Relations

Phone: 812-931-5001

Email: chris.gordon@hillenbrand.com

Tory Flynn, Director, Communications

Phone: 812-931-5024

Email: tory.flynn@hillenbrand.com